                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               APOLLO GROUP, INC.
               (Exact name of registrant as specified in charter)


                       ARIZONA                        86-0419443
              (State of incorporation             (I.R.S. Employer
                  or organization)             Identification Number)

                              4615 E. Elwood Street
                             Phoenix, Arizona 84040
                                  (480) 966-5394
                     (Address of principal executive offices
                                    Zip Code)

         If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

         If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]


Securities to be registered pursuant to Section 12(b) of the Act:  NONE

Securities to be registered pursuant to Section 12(g) of the Act:

                                                           Name of Each Exchange
     Title of Each Class                                     on Which Each Class
     to be so Registered                                     is to be Registered
     -------------------                                     -------------------
University of Phoenix Online Common Stock, no par value   Nasdaq National Market
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Item 1.

Description of Securities to be Registered.


         The description of securities set forth under the heading "Description of Capital Stock" in the Registrant's Registration Statement on Form S-3 is hereby incorporated by reference.

Item 2.

Exhibit No.          Description
-----------          -----------
3.1                  Form of Apollo Group, Inc. Amended and Restated Articles of
                     Incorporation (incorporated by reference to Annex B to
                     Apollo Group, Inc.'s Proxy Statement filed August 1, 2000)

3.2                  Apollo Group, Inc. Bylaws (incorporated by reference to
                     Exhibit 3.2 to Apollo Group, Inc.'s Form 10-K for the fiscal year ended August 31, 1996)

                                    SIGNATURE

                Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 19, 2000.



                                   APOLLO GROUP, INC.


                                   By:     /s/ Todd S. Nelson
                                   --------------------------------------
                                   Todd S. Nelson, President and Director